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                                                 [LETTERHEAD OF ARTHUR ANDERSEN]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated April 12, 2000 included in the Semtech Corporation's report on Form 10-K for the year ended January 30, 2000 and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP

Arthur Andersen LLP




Los Angeles, California
May 8, 2000